UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: July 30, 2014

(Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 and 2.01: Entry into a Material Definitive Agreement; Completion of Acquisition or Disposition of Assets.

On July 30, 2014, eGain Corporation (the “Company”) entered into a Share Purchase Agreement (“Purchase Agreement”) with Exony Limited, a privately held United Kingdom company (“Exony”), and certain of its shareholders (collectively, the “Shareholders”), pursuant to which the Company has agreed to acquire all the outstanding share capital of Exony for (A) shares of the Company’s common stock, $0.001 par value per share (“Company Stock”), with an aggregate value of $8.05 million (resulting in the issuance of 1,209,308 shares of the Company’s common stock based on the average middle market closing price per share for the 30 trading days ending on the date that is three trading days prior to the date of the Purchase Agreement) and (B) an aggregate of $8.05 million in cash (collectively “Acquisition Consideration”), with 15% of each of the cash and Company Stock being held in an escrow account to secure certain indemnification obligations of the Shareholders. The Acquisition Consideration is subject to adjustment based on Exony’s working capital as of the closing. The cash portion of the transaction will be funded from eGain’s existing cash and its available credit facility. The transaction is expected to close on or about August 5, 2014.

Following the closing, the Company has agreed to file a registration statement on Form S-3 registering the shares of common stock to be issued to the Shareholders.

On July 30, 2014, the Company issued a press release announcing the acquisition pursuant to the Purchase Agreement with Exony. A copy of the release is filed herewith as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

Under the terms of the Purchase Agreement with Exony described in Item 1.01 above, the Company has agreed to issue 1,209,308 shares of the Company’s common stock to the Shareholders at the closing. These shares will be issued pursuant to an exemption under Regulation S or Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements of Exony required by Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(b)	Pro forma financial information.

The pro forma financial information required by Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(d)	Exhibits.

The following Exhibit 99.1 is filed as a part of this Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by the Company on July 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 4, 2014	eGAIN CORPORATION

	By:	/s/ Eric N. Smit
Eric Smit
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Signatory)

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 30, 2014